Exhibit 10.6

ADMINISTRATION AGREEMENT

THIS AGREEMENT (this “Agreement”) made as of July 23, 2026, by and among HPS Net Lease Income REIT, a Maryland statutory trust (the “Trust”), HNET Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and HPS Investment Partners, LLC, a Delaware limited liability company (hereinafter referred to as the “Administrator”).

W I T N E S S E T H:

WHEREAS, the Trust intends to qualify as a “real estate investment trust” (“REIT”), and to invest its funds in investments permitted by the terms of Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, each of the Trust and the Operating Partnership desires to retain the Administrator to provide administrative services to the Trust and the Operating Partnership in the manner and on the terms hereinafter set forth; and

WHEREAS, the Administrator is willing to provide administrative services to the Trust and the Operating Partnership on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Trust, the Operating Partnership and the Administrator hereby agree as follows:

1. Duties of the Administrator.

(a) Employment of Administrator. Each the Trust and the Operating Partnership hereby retains the Administrator to act as administrator of the Trust and the Operating Partnership, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Trustees of the Trust (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such retention and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses as provided for below. The Administrator and any such other persons providing services arranged for by the Administrator shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Trust or the Operating Partnership in any way or otherwise be deemed an agent of the Trust and the Operating Partnership.

(b) Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative and compliance services necessary for the operation of the Trust and the Operating Partnership. Without limiting the generality of the foregoing, the Administrator shall provide the Trust and the Operating Partnership with office facilities, equipment, clerical, bookkeeping and record keeping services at such office facilities and such other services as the Administrator, subject to review by the Board, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Trust and the Operating Partnership, arrange for the services of, and oversee, custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, sub-administrators, accounting agents, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks, shareholders and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Board of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Trust and the Operating Partnership as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, in its capacity as Administrator, provide any advice or recommendation relating to the securities and other assets that the Trust and/or the Operating Partnership should purchase, retain or sell or any other investment advisory services to the Trust and the Operating Partnership. The Administrator shall be responsible for the financial and other records that the Trust and the Operating Partnership are required to maintain and shall prepare all reports and other materials required by any agreement or to be filed with the Securities and Exchange Commission (the “SEC”) or any other regulatory authority, including reports on Form 10-K, Form 10-Q, Form 8-K, and periodic reports to shareholders, determining the amounts available for distribution as dividends and distributions to be paid by the Trust and the Operating Partnership to its shareholders or limited partners, as applicable, prepare materials and coordinate meetings of the Board, review and implementation of any share repurchase plans authorized by the Board and maintaining or overseeing the maintenance of the books and records of the Trust and the Operating Partnership and maintaining (or overseeing maintenance by other persons) such other books and records required by law or for the proper operation of the Trust and the Operating Partnership. In addition, the Administrator will assist the Trust and the Operating Partnership in determining and publishing the Trust’s net asset value, overseeing the preparation and filing of the Trust’s and the Operating Partnership’s tax returns, ensuring the Trust’s compliance with REIT related and other regulations, the printing and dissemination of reports to shareholders of the Trust and limited partners of the Operating Partnership, and generally overseeing the payment of the Trust’s and the Operating Partnership’s expenses and the performance of administrative and professional services rendered to the Trust and the Operating Partnership by others.

2. Records. The Administrator agrees to maintain and keep all books, accounts and other records of the Trust and the Operating Partnership that relate to activities performed by the Administrator hereunder. The Administrator agrees that all records that it maintains for the Trust and the Operating Partnership shall at all times remain the property of the Trust and the Operating Partnership, shall be readily accessible during normal business hours, and shall be promptly surrendered in usable machine-readable form upon the termination of this Agreement or otherwise on written request. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement. The Administrator may engage one or more third parties to perform all or a portion of the foregoing services.

3. Confidentiality. The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information of natural persons pursuant to Regulation S-P of the SEC, shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

4. Compensation; Allocation of Costs and Expenses. In full consideration of the provision of the services of the Administrator, the Trust and the Operating Partnership shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations, including the Trust and the Operating Partnership’s allocable portion of the costs and expenses of providing personnel and facilities hereunder, except as otherwise provided herein and in that certain Advisory Agreement, by and among the Trust, the Operating Partnership and ElmTree Funds, LLC (the “Advisor”), as amended from time to time (the “Advisory Agreement”).

Except as specifically provided herein or otherwise in the Advisory Agreement, the Trust and the Operating Partnership anticipate that all investment professionals and staff of the Advisor, when and to the extent engaged in providing investment advisory services to the Trust and the Operating Partnership, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Advisor. The Trust and the Operating Partnership will bear all other costs and expenses of the Trust and the Operating Partnership’s operations, administration and transactions, including, but not limited to:

(a) management fees and performance participation interest paid to the Advisor pursuant to the Advisory Agreement and an affiliate of the Advisor pursuant to the Amended and Restated Limited Partnership Agreement of the Operating Partnership;

(b) the Trust and the Operating Partnership’s allocable portion of compensation, salaries, bonuses, benefits, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under this Agreement, including but not limited to: (i) the Trust’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Trust and the Operating Partnership; and (iii) any internal audit group personnel of the Administrator or any of its affiliates, subject to the limitations described in the Advisory Agreement and this Agreement; and

(c) all other expenses of the Trust and the Operating Partnership’s operations, administration and transactions including, without limitation, those relating to:

(i)

organization and offering expenses associated with the Trust’s continuous private offering (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, expenses incurred in connection with the provision of administrative or similar services by intermediary platforms or participating broker-dealers for their clients and reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, formation, distribution, administrative, regulatory or similar expenses related to the management and operation of feeder vehicles or related entities and expense reimbursements for actual costs incurred by employees of the Dealer Manager in the performance of wholesaling activities, but excluding upfront selling commissions, dealer manager fees and the shareholder servicing fee);

(ii)

all taxes, fees, costs, and expenses, retainers and/or other payments of accountants, legal counsel, advisors (including tax advisors), administrators, auditors (including with respect to any additional auditing required under The Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and any applicable legislation implemented by an EEA Member state in connection with such Directive (the “AIFMD”), investment bankers, administrative agents, paying agents, depositaries, custodians, trustees, sub-custodians, consultants (including individuals consulted through expert network consulting firms), engineers, senior advisors, industry experts, operating partners, deal sourcers (including personnel dedicated to but not employed by the Administrator or its affiliates in the credit-focused business of the Administrator), and other professionals (including, for the avoidance of doubt, the costs and charges allocable with respect to the provision of internal legal, tax, accounting, technology or other services and professionals related thereto (including secondees and temporary personnel or consultants that may be engaged on short- or long-term arrangements) as deemed appropriate by the Administrator, with the oversight of the Board, where such internal personnel perform services that would be paid by the Trust and the Operating Partnership if outside service providers provided the same services); fees, costs, and expenses herein include (x) costs, expenses and fees for hours spent by its in-house attorneys and tax advisors that provide transactional legal advice and/or services to the Trust or its portfolio companies on matters related to potential or actual investments and transactions and the ongoing operations of the Trust and the Operating Partnership and (y) expenses and fees to provide administrative and accounting services to the Trust or its portfolio companies, and expenses, charges and/or related costs incurred directly by the Trust and the Operating Partnership or affiliates in connection with such services (including overhead related thereto), in each case, (I) that are specifically charged or specifically allocated or attributed by the Administrator, with the oversight of the Board, to the Trust or its portfolio companies and (II) provided that any such amounts shall not be greater than what would be paid to an unaffiliated third party for substantially similar advice and/or services in the same geographic location);

(iii)	the cost of calculating the Trust’s net asset value, including the cost of any third-party valuation services;

(iv)	the cost of effecting any sales and repurchases of the Trust’s common shares of beneficial interest and other securities;

(v)	fees and expenses payable under any dealer manager and selected dealer agreements, if any;

(vi)

interest and fees and expenses arising out of all borrowings, guarantees and other financings or derivative transactions (including interest, fees and related legal expenses) made or entered into by the Trust and the Operating Partnership, including, but not limited to, the arranging thereof and related legal expenses;

(vii)	all fees, costs and expenses of any loan servicers and other service providers and of any custodians, lenders, investment banks and other financing sources;

(viii)	costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Trust and the Operating Partnership’s assets for tax or other purposes;

(ix)	costs of derivatives and hedging;

(x)

expenses, including travel, entertainment, lodging and meal expenses, incurred by the Advisor, or members of its investment team, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Trust and the Operating Partnership’s rights;

(xi)

expenses (including the allocable portions of compensation and out-of-pocket expenses such as travel expenses) or an appropriate portion thereof of employees of the Advisor or its affiliates to the extent such expenses relate to attendance at meetings of the Board or any committees thereof;

(xii)

all fees, costs and expenses, if any, incurred by or on behalf of the Trust and the Operating Partnership in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including, without limitation any legal, tax, administrative, accounting, travel, meals, accommodations and entertainment, advisory, consulting and printing expenses, reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments;

(xiii)

all brokerage costs, hedging costs, prime brokerage fees, custodial expenses, agent bank and other bank service fees; private placement fees, commissions, appraisal fees, commitment fees and underwriting costs; costs and expenses of any lenders, investment banks and other financing sources, and other investment costs, fees and expenses actually incurred in connection with evaluating, making, holding, settling, clearing, monitoring or disposing of actual investments (including, without limitation, travel, meals, accommodations and entertainment expenses and any expenses related to attending trade association and/or industry meetings, conferences or similar meetings, any costs or expenses relating to currency conversion in the case of investments denominated in a currency other than U.S. dollars) and expenses arising out of trade settlements (including any delayed compensation expenses);

(xiv)

investment costs, including all fees, costs and expenses incurred in sourcing, evaluating, developing, negotiating, structuring, trading (including trading errors), settling, monitoring and holding prospective or actual investments or investment strategies including, without limitation, any financing, legal, filing, auditing, tax, accounting, compliance, loan administration, travel, meals, accommodations and entertainment, advisory, consulting, engineering, data-related and other professional fees, costs and expenses in connection therewith (to the extent the Advisor is not reimbursed by a prospective or actual issuer of the applicable investment or other third parties or capitalized as part of the acquisition price of the transaction) and any fees, costs and expenses related to the organization or maintenance of any vehicle through which the Trust and/or the Operating Partnership directly or indirectly participate in the acquisition, holding and/or disposition of investments or which otherwise facilitate the Trust’s or the Operating Partnership’s investment activities, including without limitation any travel and accommodations expenses related to such vehicle and the salary and benefits of any personnel (including personnel of Advisor or its affiliates) reasonably necessary and/or advisable for the maintenance and operation of such vehicle, or other overhead expenses (including any fees, costs and expenses associated with the leasing of office space (which may be made with one or more affiliates of the Administrator as lessor in connection therewith));

(xv)	transfer agent, dividend agent and custodial fees;

(xvi)	fees and expenses associated with marketing efforts;

(xvii)	federal and state registration fees, franchise fees, any stock exchange listing fees and fees payable to rating agencies;

(xviii)

independent trustees’ fees and expenses including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisors retained by, or at the discretion or for the benefit of, the independent trustees;

(xix)

costs of preparing financial statements and maintaining books and records, costs of Sarbanes- Oxley Act of 2002 compliance and attestation and costs of preparing and filing reports or other documents with the SEC, Financial Industry Regulatory Authority, U.S. Commodity Futures Trading Commission (“CFTC”) and other regulatory bodies and other reporting and compliance costs, including registration and exchange listing and the costs associated with reporting and compliance obligations under any other applicable federal and state securities laws, and the compensation of professionals responsible for the foregoing;

(xx)

all fees, costs and expenses associated with the preparation and issuance of the Trust’s periodic reports and related statements (e.g., financial statements and tax returns) and other internal and third-party printing (including a flat service fee), publishing (including time spent performing such printing and publishing services) and reporting-related expenses (including other notices and communications) in respect of the Trust and the Operating Partnership and their activities (including internal expenses, charges and/or related costs incurred, charged or specifically attributed or allocated by the Trust, the Operating Partnership or the Advisor or their affiliates in connection with such provision of services thereby);

(xxi)	the costs of any reports, proxy statements or other notices to shareholders (including printing and mailing costs) and the costs of any shareholder or Trustee meetings;

(xxii)	proxy voting expenses;

(xxiii)	costs associated with an exchange listing;

(xxiv)

any taxes and/or tax-related interest, fees or other governmental charges (including any penalties incurred where the Advisor lacks sufficient information from third parties to file a timely and complete tax return) levied against the Trust and the Operating Partnership and all expenses incurred in connection with any tax audit, investigation, litigation, settlement or review of the Trust and the Operating Partnership and the amount of any judgments, fines, remediation or settlements paid in connection therewith;

(xxv)

all fees, costs and expenses of any litigation, arbitration or audit involving the Trust, the Operating Partnership, any vehicle or the Fund’s portfolio companies and the amount of any judgments, assessments fines, remediations or settlements paid in connection therewith, trustees and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of the Trust and the Operating Partnership;

(xxvi)

all fees, costs and expenses associated with the Trust and the Operating Partnership’s information, obtaining and maintaining technology (including the costs of any professional service providers), hardware/software, data-related communication, market data and research (including news and quotation equipment and services and including costs allocated by the Advisor’s or its affiliates’ internal and third-party research group (which are generally based on time spent, assets under management, usage rates, proportionate holdings or a combination thereof or other reasonable methods determined by the Administrator) and expenses and fees (including compensation costs) charged or specifically attributed or allocated by Advisor and/or its affiliates for data-related services provided to the Trust and/or its portfolio companies (including in connection with prospective investments), each including expenses, charges, fees and/or related costs of an internal nature; provided, that any such expenses, charges or related costs shall not be greater than what would be paid to an unaffiliated third party for substantially similar services) reporting costs (which includes notices and other communications and internally allocated charges), and dues and expenses incurred in connection with membership in industry or trade organizations;

(xxvii)	costs associated with individual or group shareholders;

(xxviii)	fidelity bond, trustees and officers errors and omissions liability insurance and other insurance premiums;

(xxix)	direct costs and expenses of administration, including printing, mailing, long distance telephone, copying and secretarial and other staff;

(xxx)	all fees, costs and expenses of winding up and liquidating the Trust and the Operating Partnership’s assets;

(xxxi)	extraordinary expenses (such as litigation or indemnification);

(xxxii)

all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings; notices or disclosures related to the Trust and the Operating Partnership’s activities (including, without limitation, expenses relating to the preparation and filing of filings required under the Securities Act, TIC Form SLT filings, Internal Revenue Service filings under FATCA and FBAR reporting requirements applicable to the Trust and the Operating Partnership or reports to be filed with the CFTC, reports, disclosures, filings and notifications prepared in connection with the laws and/or regulations of jurisdictions in which the Trust and the Operating Partnership engage in activities, including any notices, reports and/or filings required under the AIFMD, European Securities and Markets Authority and any related regulations, and other regulatory filings, notices or disclosures of the Advisor relating to the Trust, the Operating Partnership and their affiliates relating to the Trust, the Operating Partnership and their activities) and/or other regulatory filings, notices or disclosures of the Advisor and its affiliates relating to the Trust and the Operating Partnership including those pursuant to applicable disclosure laws and expenses relating to FOIA requests, but excluding, for the avoidance of doubt, any expenses incurred for general compliance and regulatory matters that are not related to the Trust, the Operating Partnership and their activities;

(xxxiii)	costs and expenses (including travel) in connection with the diligence and oversight of the Trust and the Operating Partnership’s service providers;

(xxxiv)

costs and expenses, including travel, meals, accommodations, entertainment and other similar expenses, incurred by the Advisor or its affiliates for meetings with existing investors and any broker-dealers, registered investment advisors, financial and other advisors representing such existing investors; and

(xxxv)	all other expenses incurred by the Administrator in connection with administering the Trust and the Operating Partnership’s business.

From time to time, the Advisor and the Administrator or their affiliates may pay third-party providers of goods or services. The Trust and the Operating Partnership will reimburse the Advisor, the Administrator or such affiliates thereof for any such amounts paid on the Trust and the Operating Partnership’s behalf. From time to time, the Advisor or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses.

All of the foregoing expenses will ultimately be borne by the Trust’s shareholders.

Costs and expenses of the Administrator and the Advisor that are eligible for reimbursement by the Trust and the Operating Partnership will be reasonably allocated to the Trust and the Operating Partnership on the basis of time spent, assets under management, usage rates, proportionate holdings, a combination thereof or other reasonable methods determined by the Administrator.

5. Limitation of Liability of the Administrator; Indemnification. The Administrator, its affiliates and their respective directors, officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with any of them (collectively, the “Indemnified Parties”), shall not be liable to the Trust or the Operating Partnership for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Trust or the Operating Partnership, and the Trust and the Operating Partnership shall indemnify, defend and protect the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Trust or the Operating Partnership or its security holders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Trust and the Operating Partnership. Notwithstanding the preceding sentence of this Paragraph 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Trust and the Operating Partnership or their respective security holders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith, negligence or misconduct in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement.

6. Activities of the Administrator. The services of the Administrator to the Trust and the Operating Partnership are not to be deemed to be exclusive, and the Administrator and each other person providing services as arranged by the Administrator is free to render services to others. It is understood that trustees, officers, employees, limited partners and/or shareholders of the Trust and the Operating Partnership are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in the Trust and the Operating Partnership as officers, trustees, shareholders, limited partners or otherwise.

7. Duration and Termination of this Agreement.

(a) This Agreement shall become effective as of the date hereof, and shall remain in force with respect to the Trust and the Operating Partnership for so long as that certain Advisory Agreement, dated July 21, 2026, by and among the Trust, the Operating Partnership and ElmTree Funds, LLC (the “Advisory Agreement”), remains in effect pursuant to the terms thereof. Upon the termination of the Advisory Agreement pursuant to its terms, this Agreement shall terminate concurrently.

(b) This Agreement may be terminated at any time, without the payment of any penalty, by the Administrator, upon not less than 60 days’ written notice to the Trust and the Operating Partnership (which notice may be waived by the Trust and the Operating Partnership).

8. Amendments of this Agreement. This Agreement may not be amended or modified except by an instrument in writing signed by all parties hereto.

9. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party. Any assignment by either party in accordance with the terms of this Agreement shall be pursuant to a written assignment agreement in which the assignee expressly assumes the assigning party’s rights and obligations hereunder.

10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

11. No Waiver. The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

13. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.

15. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties using the contact information set forth herein:

The Trust or the
Operating Partnership:	HPS Net Lease Income REIT
c/o HPS Investment Partners, LLC
40 West 57th Street, 33rd Floor
New York, NY 10019
Attention: Legal Department
Email: Legal-review@hpspartners.com

with a required copies to:	Simpson Thacher & Bartlett LLP
900 G Street NW
Washington, D.C. 20001
Attention: Nathan Briggs / Daniel B. Honeycutt
Email: nathan.briggs@stblaw.com / daniel.honeycutt@stblaw.com

The Administrator:	HPS Investment Partners, LLC
40 West 57th Street, 33rd Floor
New York, NY 10019
Attention: Legal Department
Email: Legal-review@hpspartners.com

with a required copies to:	Simpson Thacher & Bartlett LLP
900 G Street NW
Washington, D.C. 20001
Attention: Nathan Briggs / Daniel B. Honeycutt
Email: nathan.briggs@stblaw.com / daniel.honeycutt@stblaw.com

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 15.

16. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to such subject matter.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

HPS Net Lease Income REIT

By:	/s/ David Leavitt
	Name:	David Leavitt
	Title:	President

HNET Operating Partnership, L.P.

By: HPS Net Lease Income REIT,
its General Partner

By:	/s/ David Leavitt
	Name:	David Leavitt
	Title:	President

HPS Investment Partners, LLC

By:	/s/ Megan Taylor
	Name:	Megan Taylor
	Title:	Managing Director